Exhibit 10.1.10

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

AMENDMENT NO. 1 TO THE MANUFACTURING SERVICES

AND SUPPLY AGREEMENT

This Amendment No. 1 to the Manufacturing Services and Product Supply Agreement (this “Amendment No. 1”) is made and entered into as of March 3, 2010 (the “Amendment No. 1 Effective Date”) by and between QUALCOMM Incorporated having a place of business at 5775 Morehouse Drive, San Diego, California, 92121 (“QUALCOMM”), and AIRCELL LLC, a Delaware limited liability company, having a place of business at 1250 North Arlington Heights Rd. Suite 500, Itasca, IL 60143 (“Customer”).

RECITALS

A. QUALCOMM and Customer entered into that certain Manufacturing Services and Product Supply Agreement dated as of September 4, 2007, as amended (the “Agreement”).

B. QUALCOMM and Customer, now desire to amend the Agreement to reflect certain changes to the delivery and payment schedules.

C. Unless otherwise stated in this Amendment No. 1, all capitalized terms used herein but not defined herein shall have the meanings attributed to them in the Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment to the Agreement.

1.1	Amendment of Section 4.1. Section 4.1 of the Agreement shall be amended and restated in its entirety as follows:

“4.1 Price and Delivery Schedule. Customer agrees to purchase a minimum of [***] units of Product for QUALCOMM’s manufacture hereunder. Customer shall purchase a minimum of [***] units during each year of this Agreement (a year being measured as the period between the anniversaries of the Effective Date) (the “Yearly Minimum Order Quantity”). Unless this Agreement is terminated earlier, QUALCOMM is obligated to manufacture up to [***] units of Product. The price of Product(s) purchased under the Initial Purchase Order and follow-on Purchase Orders is set forth on Exhibit B and stated in U.S. Dollars. QUALCOMM’s prices do not include any applicable sales, use, excise, value-added and/or withholding taxes, customs, duties, fees, freight, insurance and delivery charges, or any other taxes, fees or charges. [***].

1.2	Amendment of Section 4.2. Section 4.2 of the Agreement shall be amended and restated in its entirety as follows:

“4.2 Additional Orders For Product. During the Term and after QUALCOMM’s delivery of the initial [***] units, Customer may issue additional Purchase Orders for Product up to a maximum of [***]. Customer shall take delivery of all units on the Purchase Order within One Hundred Fifty (150) days of placing a Purchase Order. Customer shall specify in writing delivery dates, delivery locations (either AP Labs or Formation) and delivery quantities at the time it places each Purchase Order with QUALCOMM. Customer’s Business Aviation and Commercial Aviation Divisions shall place separate Purchase Orders. Customer shall deliver a new Purchase Order to QUALCOMM for a minimum of [***] units no later than One Hundred and Eighty (180) days after QUALCOMM’s receipt of Customer’s prior Purchase Order (the “Semi-Yearly Minimum Order Quantity”). Separate Purchase Orders from Customer’s two divisions that are received by QUALCOMM within three (3) business days of each other may be aggregated to meet the Semi-Yearly Minimum Order Quantity. QUALCOMM shall use its commercially reasonable efforts to accept and ship additional units in excess of [***] units, but if QUALCOMM determines that it cannot deliver such excess units, it shall have no obligation hereunder to accept Purchase Order(s) for them.”

1.3	Addition of Section 4.5. A new Section 4.5 of the Agreement shall be appended to the Agreement and shall read as follows:

“4.5 Production Halt. A “Production Halt’ shall mean any period in excess of One Hundred Eighty (180) days during which Customer has not placed Purchase Orders for a minimum order quantity of [***] units. During a Production Halt, Customer shall compensate QUALCOMM for all idle labor and floor space associated with the Product at a daily rate of [***], up to a maximum monthly rate of [***], during all Production Halt periods. The Parties do not anticipate a change in these rates, however, should QUALCOMM determine in good faith that its costs will exceed the rates stated in the prior sentence for any Production Halt, then QUALCOMM shall present its rationale for increasing the rates to Customer and the Parties will mutually agree upon increased rates. When a Production Halt has begun, QUALCOMM may complete the delivery and invoicing for any outstanding units against open Purchase Orders received prior to the beginning of the Production Halt [***].

1.4	Amendment of Article 9. Article 9 of the Agreement shall be amended and restated in its entirety as follows:

“ARTICLE 9. MATERIAL PRE-BUY. In order to ensure the QUALCOMM has sufficient components to supply the Product to Customer, Customer and QUALCOMM shall agree to manage end-of-life (“EOL”) component procurement pursuant to this Article 9.

9.1 Pre-buy Procedures. Except for QUALCOMM-sourced EOL parts, Customer shall be responsible for tracking EOL parts, Customer and QUALCOMM shall both receive EOL material notifications for all components on the Product’s bill of materials. For any QUALCOMM-sourced EOL parts, QUALCOMM will provide Customer with timely notice on EOL issues, and for all other EOL parts, the Parties will be responsive to Customer’s request for regular calls or meetings. Customer shall issue a purchase order to QUALCOMM, and QUALCOMM shall pre-buy on Customer’s behalf and hold in a separate and protected inventory location, all Product EOL components for the Term. QUALCOMM shall invoice Customer for any purchases of Product EOL components. If Customer fails to issue a purchase order for an EOL component, and such component cannot be pre-purchased and becomes EOL without any stock, and QUALCOMM has complied with its obligations as outlined in this Section 9.1 and Section 9.2 below, QUALCOMM shall have no liability for any associated re-qualification or re-engineering costs.

9.2 Audit. The Parties will jointly conduct quarterly audits for EOL components held by QUALCOMM and owned by Customer. Should an audit find a discrepancy of the EOL components actually held by QUALCOMM against what Customer actually paid for, then the Parties will agree upon a reasonable plan of mitigation with all lost or stolen parts being replaced by QUALCOMM. Customer shall, upon QUALCOMM’s request, provide evidence of the invoices for payment of the EOL material. In the event that replacement components cannot be procured, QUALCOMM will at bear the cost of re-qualifying a replacement component and/or reengineer the Product for replacement components in order to meet its supply obligations hereunder.

9.3 Pre-buy Credit against Purchase Price. [***]

1.5	Amendment of Section 12.3. The first paragraph of Section 12.3 of the Agreement shall be amended and restated in its entirety as follows:

“12.3 Product Warranty. QUALCOMM warrants only to Customer that the Product (excluding the Software contained therein) will (a) be free from defects in material and workmanship under normal use as permitted hereunder and (b) conform to QUALCOMM’s specification PDD: 80-H3633-1. Rev. C for the Warranty Period of twelve (12) months beginning on the date of Customer’s acceptance of such Product. Product delivered to Customer’s business aviation division shall be warranted at the same level as the Product delivered to Customer’s commercial aviation division. QUALCOMM shall calculate and publish the RMA rate for actual failures found in Product delivered to Customer’s commercial aviation division on a bi-annual basis (on

August 1 and February 1), and such rate shall be used as baseline failure rate (the “Baseline Rate”) for the subsequent one hundred eighty (180) day period for Product delivered to Customer’s business aviation division. If Product delivered to Customer’s business aviation division fail at a rate that exceeds the Baseline Rate, then those units of Product that comprise such excess shall not be covered by the Warranty described in this Section 12.3. With respect only to any units of Product delivered to Customer pursuant to Purchase Orders received by QUALCOMM prior to August 1, 2011, Customer may at any time prior to the expiration of the standard twelve month warranty, extend the Warranty Period for any units of Product by twelve (12) months by issuing a P.O. to QUALCOMM for an amount equal to the number of units for which Customer wishes to extend the warranty multiplied by [***]. Extended warranties shall not be available for units of Product delivered to Customer pursuant to Purchase Orders received by QUALCOMM on or after August 1, 2011.”

1.6	Amendment of Section 12.3.2. The first paragraph of Section 12.3.2 of the Agreement shall be amended and restated in its entirety as follows:

“12.3.2 Product Warranty—Exclusions. No warranty, express or implied, shall extend to any Software or any Product which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QUALCOMM or QUALCOMM’s authorized representative, other than in the standard manufacturing process, or any Software or any Product which has not properly protected from operating conditions outside of QUALCOMM product specification PDD: 80-H3633-1. Rev. C. In addition, unless approved in writing by QUALCOMM the warranty does not extend to any Product which is attached to or used with accessories, batteries, connectors, cabling or other items not provided or approved by QUALCOMM. Product is not specifically warranted to be appropriate for incorporation and use in any other product or for any use prohibited in the applicable Documentation. Customer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein.

QUALCOMM hereby acknowledges that the Products will be incorporated into Customer’s products. QUALCOMM further acknowledges that Customer’s products are attached to or used with accessories, batteries, connectors, cabling or other items. QUALCOMM extends the warranty in Section 12.3 of the Agreement to such Products, so long as the Customer products, accessories, batteries, connectors, cabling or other items that such Products are attached to, used with or incorporated into properly protects such Products from operating conditions that fall outside those specified in QUALCOMM product specification PDD- 80-H3633-1. Rev. C.”

1.7	Amendment of Article 16. Article 16 of the Agreement shall be amended and restated in its entirety as follows:

“ARTICLE 16. TERM.

This Agreement shall commence on the Effective Date and shall terminate on August 1, 2014 (“Term”). QUALCOMM and Customer may mutually agree in writing to extend the Term.”

l.8	Amendment of Section 17.2. Section 17.2 of the Agreement shall be amended and restated in its entirety as follows:

“17.2. QUALCOMM may terminate this Agreement at any time after delivery of Products under the Initial Purchase Order if: (a) Customer fails to take delivery of a minimum of [***]. In the event QUALCOMM elects to terminate the Agreement pursuant to Section 17.2(a) or (b), it shall provide Customer with ninety (90) days prior written notice (the “Notice Period”). If during the Notice Period, Customer place Purchase Orders in quantities necessary to meet the minimum purchase commitments of [***] units, respectively, QUALCOMM shall withdraw its election to terminate the Agreement. QUALCOMM agrees that upon the termination of this Agreement for any reason whatsoever, Customer’s sole payment obligation is to remit payments to QUALCOMM relating to (x) any unpaid Purchase Orders accepted by QUALCOMM prior to such termination, regardless of whether the Products relating to such Purchase Order have been manufactured or shipped to Customer as of the date of such termination (although QUALCOMM shall complete the manufacture and shipment of any such ordered Products), and (y) any amounts owed for Production Halts as set forth in Section 4.5. Any payments due to QUALCOMM pursuant to the preceding sentence will be subject to the payment terms set forth in Section 4.3.”

1.9	Amendment of Section 17.4. Section 17.4 of the Agreement shall be amended and restated in its entirety as follows:

“17.4. In the event of termination of this Agreement for any reason, each Party may retain that furnished Material of the other Party necessary for maintaining the Product that has already been purchased hereunder and any deployed services associated with such Product. Any use of the other Party’s furnished Material for use other than the maintenance of existing Products and services is strictly prohibited. All Material held in the possession of the other Party shall continued to be subject to the terms and conditions of the NDAIn addition, QUALCOMM shall perform an audit within the ninety (90) days after the termination date of all pre-purchased materials. The Parties will mutually determine the best method for Customer to transfer all pre-purchased material to Customer or to a new third-party manufacturer for the purpose of manufacturing the additional [***] units of Product.”

Section 2. Effectiveness of Agreement: Acknowledgement of Non-Breach. Except as expressly provided herein, nothing in this Amendment No. 1 shall be deemed to waive or modify any of the provisions of the Agreement, or any amendment or addendum thereto. In the event of any conflict between the Agreement, this Amendment No. 1 or any other amendment or addendum thereof, the document later in time shall prevail.

Each Party acknowledges and agrees that, as of the Amendment No. 1 Effective Date, the other Party has not materially breached any obligation under the Agreement, and that it has no knowledge of any other basis for termination of the Agreement.

Section 3. Counterparts and Facsimile Delivery. This Amendment No. 1 may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute this Amendment No. 1 when a duly authorized representative of each Party has signed a counterpart. The Parties may sign and deliver this Amendment No. 1 by facsimile transmission. Each Party agrees that the delivery of this Amendment No. 1 by facsimile shall have the same force and effect as delivery of original signatures and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Amendment No. 1 by all Parties to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first written above.

QUALCOMM Incorporated		AIRCELL LLC

By:	/s/ Ahmad Jalali	By:	/s/ Joe Cruz

Name:	Ahmad Jalali	Name:	Joe Cruz

Title:	VP Tech.	Title:	EVP, CTO